UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - FEBRUARY 4, 2008

AMECS INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-52074	98-0446287
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

3960 Howard Hughes Parkway- 5th Floor Las Vegas, Nevada 89169 (Address of principal executive offices)

702-990-3627 (Registrant's telephone number, including area code)

1 E. Liberty Street, 6th Floor
Reno, Nevada 89501
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Gerald Sullivan as Chief Financial Officer and Interim President and Chief Executive Officer

On February 6, 2008, the Board of Directors (the “Board”) of Amecs Inc. (the “Company”) appointed Gerald Sullivan as Chief Financial Officer and interim President and Chief Executive Officer of the Company. Mr. Sullivan has served as President, Chief Executive Officer and Chief Financial Officer of the Industry Leaders Fund since 1999. Mr. Sullivan has more than ten years of experience in highly regulated financial reporting systems. Mr. Sullivan has also served as President and Chief Investment Officer of Claremont Investment Partners, L.L.C. since 1997.  Mr. Sullivan’s prior experience includes positions as a Senior Management Analyst for the Atlanta Committee for the Olympic Games, as a bond options trader for O’Connor & Associates and as a financial analyst for Salomon Brothers Inc.  Mr. Sullivan obtained his undergraduate degree from Columbia University and holds an M.B.A. from the University of Chicago Graduate School of Business.

During the foreseeable future, Mr. Sullivan will serve the Company as Chief Financial Officer and interim President and Chief Executive Officer on a part-time basis. The Company and Mr. Sullivan have agreed that Mr. Sullivan’s compensation as an officer of the Company will be $100,000 per annum.

Appointment of Dr. Augustine Fou to the Board of Directors

The Board has appointed Dr. Augustine Fou to serve as an independent director of the Company. Dr. Fou earned his doctorate at the Massachusetts Institute of Technology Department of Materials Science and Engineering, and completed a course of study in the Management of Technology, MIT Sloan School of Management. Dr. Fou earned his BS summa cum laude from the University of Dallas. Dr. Fou has served as a consultant with McKinsey & Company. In 1996 Dr. Fou founded go-Digital Internet Consulting Group, Inc. where his consulting mandates through 1999 included work for IBM, the Federal Reserve Bank of New York, the Norwegian Trade Council, the Ministry of Finance of the Government of Macao, the Canadian Consulate General, and Gouvernement du Quebec. Since 1999, Dr. Fou has been affiliated with Marketing Science Consulting Group, Inc. which he founded as a technology services firm and which automates large-scale consumer marketing campaigns using a variety of marketing, interactivity, and payment modules. Some of the clients of Marketing Science have included such well known brands as Pepsi, Dr Pepper, Conde Nast / SELF Magazine, Revlon and Liz Claiborne / Lucky Brand Dungarees.

No decisions have been made regarding any committees of the Board on which Dr. Fou will serve.

Resignation of Mr. Genner

Mr. John Genner has resigned from the Board of the Company pursuant to notice delivered February 5, 2008. Mr. Genner has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Resignation of Mr. Rehuman

Mr. Sharif Rehuman has resigned as the Company’s President and Chief Executive Officer, pursuant to notice delivered to the Company on February 4, 2008. Mr. Rehuman has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01:	Other Events

(a) On February 6, 2008, the Board appointed Ms. Barbara Salz to serve as the Corporate Secretary of the Company.

(b) The Company has changed its address to the following: 3960 Howard Hughes Parkway- 5th Floor, Las Vegas, Nevada 89169. The Company’s telephone number is: 702-990-3627.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMECS INC.

By:	/s/ Barbara Salz
Name: Barbara Salz
Title: Corporate Secretary

Date: February 6, 2008